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                                                                    Exhibit 3.A.



              [PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]




April 24, 2000

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 10 of the Registration Statement on Form S-6 (File No. 33-55470) for the Provident Mutual Variable Life Separate Account.

Sincerely,


/s/ James G. Potter, Jr.
------------------------
James G. Potter, Jr., General Counsel